UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 1, 2016

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth below in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 1, 2016, Tenet Healthcare Corporation, a Nevada corporation (“Tenet”), issued $750,000,000 in aggregate principal amount of 7.50% senior secured second lien notes due 2022 (the “Notes”).

The Notes were issued pursuant to an indenture, dated November 6, 2001, between Tenet and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (the “Trustee”), as supplemented by a supplemental indenture (collectively, the “Indenture”), among Tenet, the guarantors party thereto, and the Trustee, dated December 1, 2016. The Indenture contains covenants that, among other things, restrict Tenet’s ability and the ability of its subsidiaries to: incur liens; provide subsidiary guarantees; consummate asset sales; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on Tenet’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Indenture also provides that the Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Indenture) of Tenet. Prior to January 1, 2019, Tenet may, at its option, redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the applicable make-whole premium set forth in the Indenture, together with accrued and unpaid interest. On and after January 1, 2019, Tenet may, at its option, redeem the Notes in whole or in part, at certain redemption prices (expressed as percentages of the principal amount thereof) set forth in Section 3.1(b) of the Indenture, together with accrued and unpaid interest.

In connection with the issuance of the Notes, Tenet also entered into an Exchange and Registration Rights Agreement, dated as of December 1, 2016 (the “Registration Rights Agreement”), with Barclays Capital Inc. as representative of the other initial purchasers of the Notes named therein. Pursuant to the Registration Rights Agreement, in certain circumstances, Tenet has agreed to use commercially reasonable efforts to register the Notes with the Securities and Exchange Commission if the Notes have not become freely tradable (as defined in the agreement) on or before the 380th day following the date hereof.

The foregoing is a summary and is qualified by reference to the Indenture and the Registration Rights Agreement, which are filed herewith as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On December 1, 2016, Tenet issued a press release announcing the completion of the private offering and the issuance of 7.50% senior secured second lien notes due 2022. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01 Financial Statements and Exhibits.

(a) The following exhibits are filed as a part of this Report.

Exhibit No.	Description

4.1	Indenture dated as of November 6, 2001, between Tenet and the Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (incorporated by reference to Tenet’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001).

4.2	Twenty-Eighth Supplemental Indenture dated as of December 1, 2016, among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A.

10.1	Exchange and Registration Rights Agreement dated as of December 1, 2016, among Tenet, certain of its subsidiaries and Barclays Capital Inc. as representative of the other initial purchasers of the Notes named therein.

99.1	Press release dated December 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
Date: December 1, 2016

	By:	/s/ Paul A. Castanon
		Name:	Paul A. Castanon
		Title:	Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of November 6, 2001, between Tenet and the Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (incorporated by reference to Tenet’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001).

4.2	Twenty-Eighth Supplemental Indenture dated as of December 1, 2016, among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A.

10.1	Exchange and Registration Rights Agreement dated as of December 1, 2016, among Tenet, certain of its subsidiaries and Barclays Capital Inc. as representative of the other initial purchasers of the Notes named therein.

99.1	Press release dated December 1, 2016.